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                                                                    Exhibit 10.1

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                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                             ANIMAS CORPORATION, AND
                            ANIMAS DIABETES CARE, LLC

                                   AS BORROWER

                                       AND

                              SILICON VALLEY BANK,

                                     AS BANK

                                NOVEMBER 4, 2002

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                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of November 4, 2002 between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at 5 Radnor Corp. Center, 100 Matsonford Drive, Suite 555, Radnor, Pennsylvania, 19087 and ANIMAS CORPORATION, a corporation organized and in good standing in the State of Delaware ("Company"), whose address is 530 Lancaster Avenue, Frazer, Pennsylvania 19355 and ANIMAS DIABETES CARE, LLC, a limited liability company organized and in good standing in the State of Delaware with an address of 530 Lancaster Avenue, Frazer, Pennsylvania 19355 (together with the Company, each a "Borrower" and collectively, the "Borrowers") provides the terms on which Bank will lend to Borrowers and Borrowers will repay Bank. The parties agree as follows:

1.       ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2.       LOAN AND TERMS OF PAYMENT

2.1      PROMISE TO PAY.

         Borrowers jointly and severally promise to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1    REVOLVING ADVANCES.

         (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. All Advances shall be evidenced by the Revolving Promissory Note to be executed and delivered by Borrowers to Bank on the Closing Date and shall be repaid in accordance with the terms of the Revolving Promissory Note.

         (b) To obtain an Advance, Company must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Company must promptly confirm the notification by delivering to Bank the Payment/Advance Request Form attached as Exhibit B (the "Payment/Advance Form"). Bank will credit Advances to Company's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrowers will indemnify Bank for any loss Bank suffers due to such reliance, except for losses caused by Bank's gross negligence or willful misconduct.

         (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

         (d) Bank's obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by any Borrower from its most recent business plan of such Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.1.2    EQUIPMENT ADVANCES.

         (a) Through November 5, 2002 (the "Equipment Availability End Date"), Bank will make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding the Committed Equipment Line. The Equipment Advances may only be used to finance or refinance Eligible Equipment purchased after January 1, 2002, provided that notwithstanding anything set forth herein or any of the Loan Documents to the contrary, with respect to any such Eligible Equipment purchased after January 1, 2002 but more than 120 days before the date of each Equipment Advance the Repayment Period for such Equipment Advance shall be thirty (30) months and for all Equipment Advances, the amount of such Equipment Advance may not exceed one hundred percent (100%) of the equipment invoice, excluding in

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the case of Eligible Equipment, taxes, shipping, warranty charges, freight discounts and installation expense. Other Equipment may constitute up to thirty five percent (35%) of the aggregate Equipment Advances. Each Equipment Advance must be for a minimum of Two Hundred Fifty Thousand Dollars ($250,000). The number of Equipment Advances is limited to four (4). Notwithstanding the foregoing, Borrower may request to draw down the entire Committed Equipment Lien on the Closing Date in a single Equipment Advance (the "Single Equipment Advance") at closing in the amount of the Committed Equipment Line. In the event the Borrower requests the Single Equipment Advance, Borrower will provide Bank with invoices for Eligible Equipment satisfactory to Bank in an amount not less than the Committed Equipment Line on or before November 5, 2002.

         (b) Interest accrues from the date of each Equipment Advance at the rate in Section 2.3 (a) and is payable monthly

         (c) To obtain an Equipment Advance, Borrowers must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Eligible Equipment being financed, provided that Eligible Equipment invoices for the Single Equipment Advance shall be delivered to Bank in accordance with
Section 2.1.2(a) above. All Equipment Advances will be made by internal transfer to an account of Borrower maintained with Bank.

2.2      OVERADVANCES.

         If Borrowers' Obligations under Section 2.1.1 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrowers shall immediately pay Bank the excess.

2.3      INTEREST RATE, PAYMENTS.

         (a) Interest Rate. (i) Advances accrue interest on the outstanding principal balance in accordance with the Revolving Promissory Note; (ii) Equipment Advances accrue interest on the outstanding principal balance at a fixed per annum rate equal to one and one half of one percent (1.5%) above Prime Rate as of the day of the Equipment Advance. After the occurrence and during the continuance of an Event of Default, Obligations accrue interest at five percent (5%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

         (b) Payments. Interest due on the Committed Revolving Line is payable in accordance with the Revolving Promissory Note. Equipment Advances are payable in thirty six (36) equal monthly installments of principal and accrued interest, beginning on the 1st day of each month after the Equipment Advance and ending on the last day of the Repayment Period (the "Equipment Maturity Date"). On the last day of the Repayment Period with respect to each Equipment Advance or upon an Event of Default, Borrowers will pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Equipment Advance, an amount equal to the Final Payment, to the extent that Borrower has not paid all of the Final Payment pursuant to one or more prepayments permitted under Section 2.3(c) hereof. If the Equipment Advances are accelerated following the occurrence of an Event of Default, then Borrowers will immediately pay to Bank (i) all remaining payments (including principal and accrued and unpaid interest), (ii) the Final Payment and (iii) all other sums, if any, that shall have become due and payable with respect to any Equipment Advance. All Equipment Advances shall be evidenced by the Equipment Term Note to be executed and delivered by Borrowers to Bank on the Closing Date. Equipment Advances when repaid may not be reborrowed. Bank may debit any of Borrowers' deposit accounts including Account Number __________________________ for principal and interest payments owing or any amounts Borrowers owe Bank. Bank will promptly notify Company when it debits Borrowers' accounts and with respect to any debits other than for principal and interest, will thereafter provide Borrowers with an invoice or other description of such debit. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

         (c) Borrower will have the option to prepay Advances and Equipment Advances, in whole or in part, at any time, without penalty or premium. All such prepayments shall be accompanied by all

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accrued and unpaid interest on such sums, together with the Final Payment applicable to the sum being prepaid for any Equipment Advance.

2.4      FEES.

         Borrowers will pay:

         (a) Facility Fee. A fully earned, nonrefundable fee in the amount of Twenty Two Thousand Five Hundred Dollars ($22,500) on the Committed Revolving Line, which fee is due and payable on or before the Closing Date.

         (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

2.5      JOINT OBLIGATIONS.

         Each Person included in the term "Borrower" hereby covenants and agrees with Bank as follows:

                  (a) The Obligations include all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers.

                  (b) Reference in this Agreement and the other Loan Documents to the "Borrower" or otherwise with respect to any one or more of the Persons now or hereafter included in the definition of "Borrower" shall mean each and every such Person and any one or more of such Persons, jointly and severally, unless the context requires otherwise.

                  (c) Each Person included in the term "Borrower" in the discretion of its respective management is to agree among themselves as to the allocation of the benefits of each Advance or Equipment Advance.

                  (d) For administrative convenience, each Person included in the term "Borrower" hereby irrevocably appoints the Company as the Borrower's attorney-in-fact, with power of substitution (with the prior written consent of Bank in the exercise of its sole and absolute discretion), in the name of the Company or in the name of the Borrower or otherwise to take any and all actions with respect to this Agreement, the other Loan Documents, the Obligations and/or the Collateral (including, without limitation, the proceeds thereof) as the Company may so elect from time to time, including, without limitation, actions to (i) request Advances or Equipment Advances and direct Bank to disburse or credit the proceeds of any Advance or Equipment Advance directly to an account of the Company, any one or more of such Persons or otherwise, which direction shall evidence the making of such Advance or Equipment Advance and shall constitute the acknowledgment by each such Person of the receipt of the proceeds of such Advance or Equipment Advance, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any other Loan Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other Item of Payment in the name of such Person or in the name of the Company. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of Bank, and may be exercised from time to time through the Company's duly authorized officer, officers or other Person or Persons designated by the Company to act from time to time on behalf of the Company.

                  (e) Each Person included in the term "Borrower" hereby irrevocably authorizes Bank to make Advances or Equipment Advances to any one or more all of such Person, pursuant to the provisions of this Agreement upon the written, oral or telephone request any one or more of the Persons who is from time to time a Responsible Officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Person included in the term "Borrower" on file with Bank and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Company under the provisions of the most recent certificate of corporate resolutions and/or incumbency for the Company on file with Bank.

         (a)      (f)      Bank assumes no responsibility or liability for any
errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests

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and confirmations between Bank and any one or more of the Persons included in the term "Borrower" or Bank in connection with the Credit Extension or any other transaction in connection with the provisions of this Agreement, except for losses caused by Bank's gross negligence or willful misconduct.

2.6      INTER-COMPANY DEBT, CONTRIBUTION.

         Without implying any limitation on the joint and several nature of the Obligations, Bank agrees that, notwithstanding any other provision of this Agreement, the Persons included in the term "Borrower" may create reasonable inter-company indebtedness between or among the Persons included in the term "Borrower" with respect to the allocation of the benefits and proceeds of the Advances or Equipment Advances. The Persons included in the term "Borrower" agree among themselves, and Bank consents to that agreement, that each such Person shall have rights of contribution from all of the such Persons to the extent such Person incurs Obligations in excess of the proceeds of the Advances or Equipment Advances received by, or allocated to purposes for the direct benefit of, such Person. All such indebtedness and rights shall be, and are hereby agreed by the Persons included in the term "Borrower" to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless Bank agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. Each Person included in the term "Borrower" agrees that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Person included in the term "Borrower" hereby waives all rights of counter claim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. No Person included in the term "Borrower" shall evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security.

2.7      BORROWERS ARE INTEGRATED GROUP.

         (a) Each Person included in the term "Borrower" hereby represents and warrants to Bank that each of them will derive benefits, directly and indirectly, from the Advances and Equipment Advances, both in their separate capacity and as a member of the integrated group to which each such Person belongs and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (i) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by such Persons individually, and (ii) the additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to such Persons of the financing.

         (b) Each Person included in the term "Borrower" hereby represents and warrants that all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Agreement, and that no Event of Default has occurred and is continuing or exists or would occur or exist after giving effect to this Agreement.

2.8      PRIMARY OBLIGATIONS.

         The obligations and liabilities of each Person included in the term "Borrower", as guarantor under this Section shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that such Person may have against any one or more of the other Persons included in the term "Borrower", Bank and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by Bank of any remedies it may have against Persons included in the term "Borrower" with respect to this Agreement, the Equipment Term Note, the Revolving Promissory Note or any of the other Loan Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, Bank shall not be required to make any demand upon any of the Persons included in the term "Borrower", or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against the Persons included in the term "Borrower" or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Person included in the term "Borrower" under this Section, either in the same action, if any, brought against any one or more of the Persons included in the term "Borrower" or in separate actions or proceedings, as often as Bank may deem expedient or advisable. Without limiting the foregoing, it is

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specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Persons included in the term "Borrower", any other guarantor or any obligor under any of the Loan Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Persons included in the term "Borrower", in their respective capacities as borrowers and guarantors under this Section, or under any of the Loan Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this Section in any manner whatsoever, and this Section shall remain and continue in full force and effect. It is the intent and purpose of this Section that each Person included in the term "Borrower" shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Persons included in the term
"Borrower" agree that they shall be liable for the full amount of the obligations and liabilities under this Section regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Persons included in the term "Borrower", any other guarantor or any obligor under any of the Loan Documents, that may result from any such proceedings.

3.       CONDITIONS OF LOANS

3.1      CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

         Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2      CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

         Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

         (a)      timely receipt of any Payment/Advance Form; and

         (b) the representations and warranties in Section 5 must be true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrowers' representation and warranty on that date that the representations and warranties of Section 5 remain true.

4.       CREATION OF SECURITY INTEREST

4.1      GRANT OF SECURITY INTEREST.

         Borrowers grant Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrowers' duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank upon the occurrence and during the continuance of any Event of Default, may place a "hold" on any deposit account of any Borrower maintained with Bank or any Affiliate of Bank. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrowers fully satisfy their Obligations.

4.2      AUTHORIZATION TO FILE.

         Each Borrower authorizes Bank to file financing statements without notice to Borrowers, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral.

5.       REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants as follows:

5.1      DUE ORGANIZATION AND AUTHORIZATION.

         Each Borrower and each Subsidiary is duly existing and in good standing in the state of Delaware and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could

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not reasonably be expected to cause a Material Adverse Change. Each Borrower's exact legal name is as set forth on the first page of this Agreement. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrowers' formation documents, nor constitute an event of default under any material agreement by which any Borrower is bound. No Borrower is in default under any agreement to which, or by which it is bound, in which the default could reasonably be expected to cause a Material Adverse Change.

5.2      COLLATERAL.

         Each Borrower has good title to its Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. No Borrower has notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrowers either own or have acquired the necessary rights to the Intellectual Property, except for non-exclusive licenses granted to their customers in the ordinary course of business. To the best of each Borrower's knowledge, each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3      LITIGATION.

         Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of any Borrower's Responsible Officers, threatened by or against any Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4      NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

         All consolidated financial statements for each Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects such Borrower's consolidated financial condition and such Borrower's consolidated results of operations. There has not been any material deterioration in any Borrower's consolidated financial condition since the date of the most recent consolidated financial statements submitted to Bank.

5.5      SOLVENCY.

         The fair salable value of Borrowers' assets (including goodwill minus disposition costs) exceeds the fair value of their liabilities; and each Borrower is not left with unreasonably small capital after the transactions in this Agreement or any of the Loan Documents; and each Borrower is able to pay its debts (including trade debts) as they mature.

5.6      REGULATORY COMPLIANCE.

         No Borrower is an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. No Borrower is engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Each Borrower has complied in all material respects with the Federal Fair Labor Standards Act. No Borrower has violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of any Borrower's or any Subsidiary's properties or assets has been used by any Borrower or any Subsidiary or, to the best of any Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Each Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Each Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

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5.7      SUBSIDIARIES.

         No Borrower owns any stock, partnership interest or other equity securities except for Permitted Investments.

5.8      FULL DISCLOSURE.

         No written representation, warranty or other statement of any Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrowers in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.       AFFIRMATIVE COVENANTS

         Each Borrower will do all of the following for so long as Bank has an obligation to make any Credit Extension, or there are outstanding Obligations:

6.1      GOVERNMENT COMPLIANCE.

         Each Borrower will maintain its and all Subsidiaries' legal existence and good standing as a Registered Organization in only the State of Delaware and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on such Borrower's business or operations. Each Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on such Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

         (a) The Company will deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, other than as of the last day of each month which is also a fiscal quarter end, a company prepared consolidated balance sheet and income statement covering Borrowers' consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than forty five (45) days after the last day of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrowers' consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (iii) as soon as available, but no later than one hundred twenty (120) days after the last day of Company's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iv) a prompt report of any legal actions pending or threatened against any Borrower or any Subsidiary that could result in damages or costs to any Borrower or any Subsidiary of $100,000 or more; (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (iv) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of any Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

         (b) Within thirty (30) days after the last day of each month, Company will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable.

         (c) Within thirty (30) days after the last day of each month, Company will deliver to Bank a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

         (d) Allow Bank to audit Borrowers' Collateral at Borrower's expense which will be $750 per day per auditor, plus actual expenses incurred. Such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

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6.3      INVENTORY; RETURNS.

         Each Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between any Borrower and its account debtors will follow such Borrower's customary practices in all material respects as they exist at execution of this Agreement. Borrowers must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

6.4      TAXES.

         Each Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which such Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, immediately upon request, appropriate certificates attesting to the payment.

6.5      INSURANCE.

         Each Borrower will keep its business and the Collateral insured for risks and in amounts standard for such Borrower's industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least twenty
(20) days notice before canceling its policy. At Bank's request, each Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy with respect to any of the Collateral, will at Bank's option, be payable to Bank and applied to the unpaid Obligations.

6.6      PRIMARY ACCOUNTS.

         Each Borrower will maintain its primary depository, operating and investment accounts with Bank, which accounts shall be opened at Bank prior to the Closing Date.

6.7      FINANCIAL COVENANTS.

         Borrowers will maintain as of the last day of each month (unless otherwise stated below):

         (a) QUICK RATIO. A ratio of Quick Assets to Current Liabilities of at least 1.3 to 1.00.

         (b)      QUARTERLY REVENUES. Borrowers will maintain:

                  (i) REVENUES. Total aggregate quarterly revenues of not less than the following amounts for the quarterly period ending as of the dates below:

      DATE                                       AMOUNT
------------------                            ------------
December 31, 2002                             $ 6,660,000;
March 31, 2003                                $ 6,711,000;
June 30, 2003                                 $ 8,635,000;
September 30, 2003                            $ 8,798,000;
December 31, 2003                             $11,258,000;
March 31, 2004                                $11,211,000;

                  The Quarterly Revenues covenant for Borrowers' fiscal quarter ending June 30, 2004 and beyond will be set by Bank in its sole but reasonable discretion upon receipt of Borrowers' quarterly revenue projections for such periods.

6.8      REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

         Each Borrower will file appropriate applications with the United States Patent and Trademark Office or the United States Copyright Office in order to register its Intellectual Property that is material to the conduct of Borrower's business and additional material Intellectual Property rights developed or acquired including material revisions or additions with any product before the sale or licensing of the product to any third party and at all times use commercially reasonable efforts to effectuate the registration of such Intellectual Property.

         Each Borrower will at all times use commercially reasonable efforts to
(i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property material to such Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9      FURTHER ASSURANCES.

         Each Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.       NEGATIVE COVENANTS

         No Borrower will do any of the following without Bank's prior written consent, for so long as Bank has an obligation to make Credit Extensions or there are any outstanding Obligations:

7.1      DISPOSITIONS.

         Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of such Borrower or its Subsidiaries' Intellectual Property in the ordinary course of business and exclusive licenses on Intellectual Property which a Borrower or a Subsidiary in the exercise of its good faith business judgment deems to be immaterial to the present or future conduct of its business or operations; and (iii) of worn-out or obsolete Equipment.

7.2      CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

         (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by such Borrower or any Subsidiary or reasonably related thereto;

         (b) If Katherine Crothall ceases to be actively involved in the day to day management and operations of Borrower;

         (c) If Borrower has a change in ownership of greater than twenty five percent (25%), other than changes in ownership by :

                  (i) the sale of Borrower's equity securities in a public offering or to venture capital or institutional investors so long as such Borrower identifies and advises Bank of the venture capital investors prior to the closing of the investment;

                  (ii) transfer from existing corporate shareholders to one or more Affiliates controlled by such shareholder; and

                  (iii) gifts, bequests or other transfers for estate planning purposes to: (aa) spouses, parents, siblings, children, nieces, nephews, grandchildren of existing shareholders, or (bb) to trusts for the benefit of one or more of the foregoing, provided that for transfers pursuant to both (aa) and (bb) direct or indirect control of such stock remains with the current shareholder).

         (d) A Borrower may undertake a corporate restructuring in connection with the closing of a public offering and Bank agrees that such restructuring will not violate the restrictions of this Section, provided (a) such Borrower promptly notifies Bank prior to undertaking such corporate restructuring, (b) such Borrower provides Bank with copies of all corporate documents associated with such corporate restructuring, (c) no Event of Default has occurred and is continuing at such time and (d) after giving effect to such corporate restructuring each Borrower remains in compliance with each of the Loan Documents.

         (e) No Borrower will change its state of formation, relocate its chief executive office or add any new offices or business locations without giving Bank ten (10) days notice of the same.

7.3      MERGERS OR ACQUISITIONS.

         Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than twenty five percent (25%) of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4      INDEBTEDNESS.

         Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5      ENCUMBRANCE.

         Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6      DISTRIBUTIONS; INVESTMENTS.

         Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. After the occurrence and during the continuance of any Event of Default, Borrower will not without Bank's prior written consent (a) pay any dividends, (b) make any distribution or payment, (c) redeem, retire or purchase any capital stock, other than repurchases or other acquisitions of capital stock or other equity securities of a Borrower or a Subsidiary, as the case may be, from any director, officer, employee or other Person, pursuant to a stock repurchase agreement or stock restriction agreement approved by such Borrower's Board of Directors under which a Borrower has the right or obligation to repurchase such securities in the event of death, termination of employment or other similar discontinuation of a business relationship and provided further, that after giving effect to any such repurchase or other redemption, no Event of Default will occur.

7.7      TRANSACTIONS WITH AFFILIATES.

         Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Borrower except for transactions that are in the ordinary course of such Borrower's business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

7.8      SUBORDINATED DEBT.

         Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9      COMPLIANCE.

         Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.       EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

8.1      PAYMENT DEFAULT.

         If Borrowers fail to pay any of the Obligations within three (3) days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2      COVENANT DEFAULT.

         (a) If Borrowers fail to perform any obligation under Section 6 (other than Section 6.8) or violate any of the covenants contained in Section 7 of this Agreement,

         (b) If Borrowers fail to perform any obligation under Section 6.8 and such failure is not cured within thirty (30) days after notice of default, or

         (c) If Borrowers fail or neglect to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in (a) or (b) above), in any of the Loan Documents, or in any other present or future agreement between Borrowers and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrowers be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

8.3      MATERIAL ADVERSE CHANGE.

         If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of any Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral.

8.4      ATTACHMENT.

         If any material portion of any Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, or if any Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of such Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of any Borrower's assets by any government agency and not paid within ten (10) days after such Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by such Borrower (but no Credit Extensions will be made during the cure period);

8.5      INSOLVENCY.

         If any Borrower becomes insolvent or if any Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against any Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6      OTHER AGREEMENTS.

         If there is a default in any agreement between any Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7      JUDGMENTS.

         If a money judgment(s) in the aggregate of at least $50,000 is rendered against any Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8      MISREPRESENTATIONS.

         If any Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.9      SUBSIDIARIES.

         Any circumstance described in Sections 8.3, 8.4, 8.5 or 8.7 occurs to any Subsidiary of Borrower.

9.       BANK'S RIGHTS AND REMEDIES

9.1      RIGHTS AND REMEDIES.

         When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

         (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

         (b) Stop advancing money or extending credit for Borrowers' benefit under this Agreement or under any other agreement between Borrowers and Bank;

         (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

         (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrowers will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

         (e) Apply to the Obligations any (i) balances and deposits of Borrowers with Bank or its Affiliate it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrowers;

         (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, each Borrower's labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, each Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

         (g) Exercise all rights and remedies under any control agreement any Borrower has signed; and

         (h)      Dispose of the Collateral according to the Code.

9.2      POWER OF ATTORNEY.

         Effective only when an Event of Default occurs and continues, each Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse such Borrower's name on any checks or other forms of payment or security; (ii) sign such Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under such Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign each Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as each Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3      ACCOUNTS COLLECTION.

         When an Event of Default occurs and continues, Bank may notify any Person owing any Borrower money of Bank's security interest in the funds and verify the amount of the Account. Each Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4      BANK EXPENSES.

         If Borrowers fail to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5      BANK'S LIABILITY FOR COLLATERAL.

         If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrowers bears all risk of loss, damage or destruction of the Collateral.

9.6      REMEDIES CUMULATIVE.

         Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7      DEMAND WAIVER.

         Each Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrowers are liable.

10.      NOTICES

         All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service or by certified mail, postage prepaid, return receipt requested, to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11.      CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER

         Pennsylvania law governs the Loan Documents without regard to principles of conflicts of law. Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the Commonwealth of Pennsylvania provided, however, that if for any reason the Bank can not avail itself of the courts of the Commonwealth of Pennsylvania, the Borrower and Bank each submit to the jurisdiction of the State and Federal Courts in Santa Clara County, California.

BORROWERS AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.      GENERAL PROVISIONS

12.1     SUCCESSORS AND ASSIGNS.

         This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrowers may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrowers, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2     INDEMNIFICATION.

         Each Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrowers (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3     TIME OF ESSENCE.

         Time is of the essence for the performance of all obligations in this Agreement.

12.4     SEVERABILITY OF PROVISION.

         Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5     AMENDMENTS IN WRITING, INTEGRATION.

         All amendments to this Agreement must be in writing and signed by Borrowers and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7     SURVIVAL.

         All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrowers in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8     CONFIDENTIALITY.

         In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrowers, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information. The parties hereto agree that unless requested in writing by Bank, the Borrowers will not at any time provide Bank or its auditors or agents with any information which is required to be kept confidential in accordance with the applicable requirements under the Health Insurance Portability and Accountability Act of 1996 (as amended, "HIPPA"). In the event any such information is requested by Bank, Bank will enter into a non-disclosure agreement with Borrowers in form and content acceptable to Bank and Borrowers prior to Borrowers disclosure of such information to Bank.

12.9     EFFECTIVE DATE.

         Notwithstanding anything set forth in this Agreement or any Loan Document to the contrary, this Agreement and all other Loan Documents dated as of the Closing Date shall not be effective until such time as the Bank has executed this Agreement as signified by the Bank's signature as of the date indicated on the signature page to this Agreement.

12.10    ATTORNEYS' FEES, COSTS AND EXPENSES.

         In any action or proceeding between Borrowers and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.      DEFINITIONS

13.1     DEFINITIONS.

         In this Agreement:

         "ACCOUNTS" has the meaning set forth in the Code and includes all existing and later arising accounts, contract rights, and other obligations owed Borrowers in connection with their sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrowers and each Borrower's Books relating to any of the foregoing.

         "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all of each Borrower's books and records including ledgers, records regarding such Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BORROWING BASE" is seventy (70%) of Eligible Accounts as determined by Bank from Borrowers' most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base based on the results of an audit of Borrowers' Collateral.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CLOSING DATE" is the Effective Date.

         "CODE" is the Uniform Commercial Code, in effect in the Commonwealth of Pennsylvania as in effect from time to time.

         "COLLATERAL" is the property described on Exhibit A.

         "COMMITTED EQUIPMENT LINE" is a Credit Extension of up to One Million Dollars ($1,000,000).

         "COMMITTED REVOLVING LINE" is Advances of up to Three Million Dollars ($3,000,000).

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

         "CREDIT EXTENSION" is each Advance, Equipment Advance, or any other extension of credit by Bank for Borrowers' benefit.

         "CURRENT LIABILITIES" are the aggregate amount of Borrowers' Total Liabilities which mature within one (1) year (other than the Indebtedness in favor of Bank), plus Indebtedness in favor of Bank, less deferred revenues.

         "EFFECTIVE DATE" is the date this Agreement is executed by the Bank.

         "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of a Borrower's business that meet all Borrowers' representations and warranties in Section 5; but Bank may change eligibility standards by giving Borrowers written notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

         (a) Accounts that the account debtor has not paid within 90 days of invoice date;

         (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

         (c)      Credit balances over 90 days from invoice date;

         (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrowers exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

         (e) Accounts for which the account debtor does not have its principal place of business in the United States;

         (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

         (g) Accounts for which any Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

         (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

         (i) Accounts for which the account debtor is any Borrower's Affiliate, officer, employee, or agent;

         (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

         (k) Accounts arising from patient co-pay arrangements to the extent all such Accounts arising from patient co-pay arrangements exceed 5% of the Borrowing Base;

         (l) Accounts for which Bank reasonably determines collection to be doubtful.

         "ELIGIBLE EQUIPMENT" is new or used general purpose computer equipment, office equipment, test and laboratory equipment, furnishings or other Equipment, that comply with all of Borrower's representations and warranties to Bank, which is acceptable to Bank in all respects and which is subject to a first lien perfected security interest in favor of Bank.

         "EQUIPMENT" has the meaning set forth in the Code and includes is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrowers have any interest.

         "EQUIPMENT ADVANCE" is defined in Section 2.1.2.

         "EQUIPMENT AVAILABILITY END DATE" is defined in Section 2.1.2.

         "EQUIPMENT MATURITY DATE" is defined in Section 2.1.2.

         "EQUIPMENT TERM NOTE" means that certain Equipment Term Note of even date herewith in the principal amount of One Million Dollars ($1,000,000) from Borrowers in favor of Bank, together with all renewals, amendments, modifications and substitutions therefor.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "FINAL PAYMENT" is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the last day of each Repayment Period or at the time of any prepayment permitted under this Agreement, as applicable, for such Equipment Advance equal to the amount of such Equipment Advance multiplied by the Final Payment Percentage.

         "FINAL PAYMENT PERCENTAGE" is, for each Equipment Advance, four percent (4.0%).

         "GAAP" is generally accepted accounting principles.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" is:

         (a) Copyrights, Trademarks and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

         (b) Any trade secrets and any intellectual property rights in computer software and computer software products owned or licensed by any Borrower now or later existing, created, acquired or held;

         (c) All design rights which may be available to Borrowers now or later created, acquired or held;

         (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and

         (e) All Proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

         "INVENTORY" has the meaning set forth in the Code and includes present and future inventory in which Borrowers have any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrowers, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other Proceeds from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "ITEM OF PAYMENT" means any check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

         "JOINT VENTURE INTELLECTUAL PROPERTY" is defined in Exhibit A.

         "LETTER-OF-CREDIT RIGHT" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, the Revolving Promissory Note, the Equipment Term Note, any note, or notes or guaranties executed by Borrowers, and any other present or future agreement between Borrowers and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "MATERIAL ADVERSE CHANGE" has the meaning set forth in Section 8.3.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrowers owe Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrowers assigned to Bank.

         "OTHER EQUIPMENT" is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, sales tax, freight and installation expenses, limited use property and other similar property.

         "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrowers' indebtedness to Bank under this Agreement or any other Loan Document;

         (b) Indebtedness existing on the Closing Date and shown on the Schedule and renewals and extensions thereof, to the extent that the amount thereof is not increased or the terms thereof are not modified in any material manner;

         (c)      Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

         (e)      Indebtedness secured by Permitted Liens.

         "PERMITTED INVESTMENTS" are:

         (a) Investments shown on the Schedule and existing on the Closing Date; and

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

         "PERMITTED LIENS" are:

         (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrowers maintain adequate reserves on their Books, if they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrowers or their Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the Proceeds of the equipment;

         (d) Licenses or sublicenses granted in the ordinary course of Borrowers' business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

         (e) Leases or subleases granted in the ordinary course of Borrowers' business, including in connection with Borrowers' leased premises or leased property;

         (f) Statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being diligently contested in good faith in a manner which stays enforcement of such Liens, provided that appropriate provisions shall have been established thereof in accordance with GAAP if they have no priority over any of Bank's security interests;

         (g) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or social security laws or similar legislation, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, government contracts, leases, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) if they have no priority over any of Bank's security interests;

         (h) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PROCEEDS" has the meaning described in the Code as in effect from time to time.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "QUICK ASSETS" is, on any date, the Borrowers' consolidated, unrestricted cash, cash equivalents and net billed accounts receivable determined according to GAAP.

         "REGISTERED ORGANIZATION" means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

         "REPAYMENT PERIOD" means thirty six (36) months, except with respect to certain Eligible Equipment described in Section 2.1.2(a) for which the repayment period means thirty (30) months

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrowers.

         "REVOLVING MATURITY DATE" is March 31, 2004.

         "REVOLVING PROMISSORY NOTE" means that certain Revolving Promissory Note of even date herewith in the maximum principal amount of Three Million Dollars ($3,000,000) from Borrowers in favor of Bank, together with all renewals, amendments, modifications and substitutions, therefor.

         "SCHEDULE" is any attached schedule of exceptions.

         "SINGLE EQUIPMENT ADVANCE" is defined in Section 2.1.2.

         "SUBORDINATED DEBT" is debt incurred by any Borrower subordinated to Borrowers' indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "SUPPORTING OBLIGATION" means a Letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrowers and their Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

         "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrowers connected with the trademarks.

                    [Signatures appear on the following page]

BORROWER:

ANIMAS CORPORATION

By:  /s/ Richard A. Baron
   ------------------------------------
   Name: Richard A. Baron
   Title: V.P. Finance

ANIMAS DIABETES CARE, LLC

By: /s/ Richard A. Baron
   ------------------------------------
   Name: Richard A. Baron
   Title: V.P. Finance

BANK:

SILICON VALLEY BANK

By: /s/ Elizabeth A. Harper
   ------------------------------------
   Name: Elizabeth A. Harper
   Title: Senior Vice President

Signed by Silicon Valley Bank as of the ______ day of __________, 2002.

                                    EXHIBIT A

         The Collateral consists of all of Borrowers' right, title and interest in and to the following:

         All goods and equipment as defined in the Uniform Commercial Code now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         All Inventory as defined in the Uniform Commercial Code and includes, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrowers' custody or possession or in transit and including any returns upon any accounts or other Proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         All Accounts as defined in the Uniform Commercial Code and includes now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrowers arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrowers, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrowers;

         All letter-of-credit rights (whether or not the letter of credit is evidenced by a writing);

         All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

         All Supporting Obligations and all of the Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and Proceeds thereof.

         Notwithstanding the foregoing, the Collateral shall not be deemed to include:

         (i)      any equipment that is leased by any Borrower; and

         (ii) any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing to the extent the foregoing is owned by any joint venture between any Borrower and any third party directly related to Glucose Sensor or Glucose Monitor technology developed under the National Institute of Standards and Technology (NIST) Cooperative Agreement, including, without limitation, any such assets owned by the joint venture created under that certain Joint Venture Agreement by and between Animas Corporation and Sarnoff Corporation dated July 31, 2001 (collectively, the "Joint Venture Intellectual Property"), except that the Collateral shall include the Proceeds of all the Joint Venture Intellectual Property to which any Borrower is entitled that are Accounts of any Borrowers, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Joint Venture Intellectual Property is necessary to have a security interest in such accounts and general intangibles of any Borrower that are Proceeds of the Joint Venture Intellectual Property to which any Borrower is entitled, then the Collateral shall automatically, and effective as of the Closing Date, include the Joint Venture Intellectual Property to the extent necessary to permit perfection of Bank's security interest in such accounts and general intangibles of any Borrower that are Proceeds of the Joint Venture Intellectual Property to which any Borrower is entitled.

         Borrowers and Bank are parties to that certain Negative Pledge Agreement, whereby Borrowers, in connection with Bank's loan or loans to Borrowers, have agreed, among other things, not to sell, transfer, assign, mortgage, pledge, lease grant a security interest in, or encumber any of its Joint Venture Intellectual Property or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrowers from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in, or encumbering any of its Joint Venture Intellectual Property, without Bank's prior written consent.

                                    EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 3:00 E.S.T.
FAX TO: 617-969-5965                                      DATE:_______________

[ ] Loan Payment: _______________ Client Name (Borrower)

    From Account #________________________   To Account #_____________________
                     (Deposit Account #)                     (Loan Account #)

    Principal $________________ and/or Interest $_____________________________

    All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

    AUTHORIZED SIGNATURE:_________________________Phone Number:________________

[ ] LOAN ADVANCE:

    COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.

    From Account #________________________   To Account #______________________
                     (Loan Account #)                      (Deposit Account #)

    Amount of Advance $___________________

    All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

    AUTHORIZED SIGNATURE: _________________________Phone Number:_______________

    OUTGOING WIRE REQUEST

    COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.
Deadline for same day processing is 12:00 p.m., E.S.T.

    Beneficiary Name:____________________     Amount of Wire: $_________________

    Beneficiary Bank:____________________     Account Number:___________________

    City and State:______________________________

    Beneficiary Bank                          Beneficiary Bank Code
    Transit (ABA) #: __ __ __ __ __  __       (Swift, Sort, Chip, etc.):______

                                           (FOR INTERNATIONAL WIRE ONLY)
    Intermediary Bank:___________________      Transit (ABA) #:_________________

    For Further Credit to:____________________________________________________

    Special Instruction:______________________________________________________

    By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me
    (us).

    Authorized Signature:______________  2nd Signature (If Required):_________

    Print Name/Title:__________________  Print Name/Title:______________________

    Telephone # _______________________  Telephone # ___________________________

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

Borrower:     Animas Corporation             Bank:       Silicon Valley Bank
              Animas Diabetes Care, LLC                  3003 Tasman Drive
                                                         Santa Clara, CA 95054
Commitment Amount: $3,000,000

ACCOUNTS RECEIVABLE
1.   Accounts Receivable Book Value as of                                                        $__________
2.   Additions (please explain on reverse)                                                       $__________
3.   TOTAL ACCOUNTS RECEIVABLE                                                                   $__________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.   Amounts over 90 days due                                              $__________
5.   Balance of 50% over 90 day accounts                                   $__________
6.   Credit balances over 90 days                                          $__________
7.   Concentration Limits (25%)                                            $__________
8.   Foreign Accounts                                                      $__________
9.   Governmental Accounts                                                 $__________
10.  Contra Accounts                                                       $__________
11.  Promotion or Demo Accounts                                            $__________
12.  Intercompany/Employee Accounts                                        $__________
13.  Patient Co-Pays in excess of 5% of Borrowing Base                     $__________
14.  Other (please explain on reverse)                                     $__________
15.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                        $__________
16.  Eligible Accounts (#3 minus #14)                                                            $__________
17.  LOAN VALUE OF ACCOUNTS (70% of #15)                                                         $__________

BALANCES
18.  Maximum Loan Amount                                                   $ 3,000,000
19.  Total Funds Available [Lesser of #18 or #17]                                                $__________
20.  Present balance owing on Line of Credit                               $__________
21.  RESERVE POSITION (#19 minus #20)                                                            $__________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:                                                 BANK USE ONLY

                                                      Rec'd By:____________
By:___________________________________                         Auth. Signer
       Authorized Signer                              Date:_______________

                                                      Verified:____________
                                                               Auth. Signer
                                                      Date:______________
                                                      ___________________

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:           SILICON VALLEY BANK
              3003 Tasman Drive
              Santa Clara, CA 95054

FROM:         Animas Corporation
              Animas Diabetes Care, LLC

         The undersigned authorized officer of Animas Corporation ("Company") certifies that under the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the "Agreement"), (i) Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

      REPORTING COVENANT                               REQUIRED                      COMPLIES
-------------------------------                 -----------------------             ----------
Monthly financial statements                    Monthly within 30 days              Yes     No
Monthly Compliance Certificates                 Monthly within 30 days              Yes     No
Quarterly financial statements                  Quarterly within 45 days            Yes     No
Annual (Audited)                                FYE within 120 days                 Yes     No
A/R Agings                                      Monthly within 30 days              Yes     No
A/R Audit                                       Initial and Semi-Annual             Yes     No
Borrowing Base Certificate                      Monthly within 30 days              Yes     No

      FINANCIAL COVENANT                      REQUIRED        ACTUAL        COMPLIES
------------------------------               -----------    -----------    ----------
Maintain on a Monthly Basis:
  Minimum Quick Ratio                        1.3 :1.00       _____:1.00    Yes     No

Maintain on a Quarterly Basis:
  Minimum Quarterly Revenues:
         December 31, 2002                   $ 6,660,000    $__________    Yes     No
         March 31, 2003                      $ 6,711,000    $__________    Yes     No
         June 30, 2003                       $ 8,635,000    $__________    Yes     No
         September 30, 2003                  $ 8,798,000    $__________    Yes     No
         December 31, 2003                   $11,258,000    $__________    Yes     No
         March 31, 2004                      $11,211,000    $__________    Yes     No

The Quarterly Revenues covenant for Borrowers' fiscal quarter June 30, 2004 and beyond will be set by Bank in its sole discretion upon receipt of Borrowers' quarterly revenue projections for such periods.

Have there been updates to Borrower's intellectual property, if appropriate? Yes / No

COMMENTS REGARDING EXCEPTIONS: See Attached.             BANK USE ONLY

                                               Received by:_____________________
Sincerely,                                                  AUTHORIZED SIGNER

____________________                           Date:____________________________

                                               Verified:________________________
______________________________________                      AUTHORIZED SIGNER
SIGNATURE
                                               Date:____________________________
______________________________________
TITLE                                          Compliance Status:       Yes   No

______________________________________
DATE

                     Schedule to Loan and Security Agreement

The exact correct corporate name of Borrowers are (attach a copy of the formation documents, e.g., articles, partnership agreement): Animas Corporation and Animas Diabetes Care LLC

Borrowers' State of formation: Delaware (both)

Borrowers have operated under only the following other names (if none, so state): None

All other address at which the Borrowers do business are as follows (attach additional sheets if necessary and include all warehouse addresses): None

Borrowers have deposit accounts and/or investment accounts located only at the following institutions:

List Acct. Numbers: Checking Corporation US Bank 153505727807
Checking - LLC US Bank 153591145930
Money Market - US Bank Corp. 153505733532
Investment - US Bank Piper Jaffray 1171-6064

Note all of these will be closed and money transferred over upon receipt of checks from Silicon Valley Bank

Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:

See attached - Capital Lease Obligations.

Investments existing on the Closing Date and disclosed to and accepted by Bank in writing:

Animas Corporation owns all of the equity interests of Animas Diabetes Care LLC.

SUBORDINATED DEBT:

Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:

See attached - Capital Lease Obligations.

The following is a list of the Borrowers' copyrights (including copyrights of software) which are registered with the United States Copyright Office. (Please include name of the copyright and registration number and attach a copy of the registration):

None

The following is a list of all software which the Borrowers sell, distribute or licenses to others, which is not registered with the United States Copyright Office. (Please include versions which are not registered):

None

The following is a list of all of the Borrowers' patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration):

See attached - Patent Report

The following is a list of all of the Borrowers' patents which are pending with the United States Patent Office. (Please include name of the patent and a copy of the application):

See attached - Patent Report

The following is a list of all of the Borrowers' registered trademarks. (Please include name of the trademark and a copy of the registration):

See attached - Trademark Report

Borrowers are not subject to litigation which would have a material adverse effect on the Borrowers' financial condition, except the following (attach additional comments, if needed):

None noted

Tax ID Number 23-2860912 (Animas Corporation); 23-3016770 (Animas Diabetes Care
LLC).

Organizational Number, if any: 2641579 (Animas Corporation); 3103712 (Animas Diabetes Care LLC).

LOAN PAYMENT/ADVANCE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 3:00 E.S.T.
FAX TO: 617-969-5965                                  DATE:______________

[ ] LOAN PAYMENT: _______________ CLIENT NAME (BORROWER)

    From Account #________________________      To Account #___________________
                     (Deposit Account #)                      (Loan Account #)

    Principal $________________________and/or Interest $_______________________

    All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

    AUTHORIZED SIGNATURE:___________________________Phone Number:______________

    [ ] LOAN ADVANCE:

    COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.

    From Account #__________________________   To Account #_____________________
                       (Loan Account #)                     (Deposit Account #)
    Amount of Advance $_____________________

    All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

    AUTHORIZED SIGNATURE:____________________________Phone Number:_____________

OUTGOING WIRE REQUEST
COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.
Deadline for same day processing is 12:00 p.m., E.S.T.

Beneficiary Name: Troutman Sanders LLP           Amount of Wire: $______________

Beneficiary Bank: Wachovia Bank, National        Account Number: 2052700305792
                  Association

City and State: Atlanta, GA

Beneficiary Bank Transit (ABA) #: 061000227  Beneficiary Bank Code (Swift, Sort,
                                              Chip, etc.):_________________
                                                 (FOR INTERNATIONAL WIRE ONLY)

Intermediary Bank:________________________      Transit (ABA) #:________________

For Further Credit to:_________________________________________________________

Special Instruction:___________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:___________________  2nd Signature (If Required):__________

Print Name/Title:_______________________  Print Name/Title:_____________________

Telephone #_____________________________  Telephone #___________________________